Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________

SOLUTIA INC.
(Exact name of registrant as specified in its charter)

Delaware	43-1781797
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

575 Maryville Centre Drive, P.O. Box 66760
St. Louis, Missouri 63166-6760
(Address of principal executive offices)

SOLUTIA INC.
2007 MANAGEMENT LONG-TERM INCENTIVE PLAN
 (Full title of the plan)

Miriam Rogers Singer
Corporate Secretary and
Assistant General Counsel
Solutia Inc.
575 Maryville Centre Drive, P.O. Box 66760
St. Louis, Missouri 63166-6760
(Name and address of agent for service)

(314) 674-1000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.01 per share (1)	3,640,000	$16.82 (3)	$61,224,800 (3)	$ 4,366

(1) Includes the associated rights to purchase Solutia Inc. preferred stock, which initially are attached to and trade with the shares of Solutia Inc. Common Stock being registered hereby.

(2) This Registration Statement also registers additional securities to be offered or issued upon adjustments or changes made to registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h).  The fee is calculated on the basis of the average of the high and low trading prices for the Registrant’s common stock on the New York Stock Exchange Composite Tape on April 20, 2010, which was $16.82.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Solutia Inc., a Delaware corporation (the “Corporation” or the “Registrant”), relating to 3,640,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible employees of the Corporation under the Solutia Inc. 2007 Management Long-Term Incentive Plan, as amended and restated (the “Plan”), which Common Stock is in addition to the 7,450,000 shares of Common Stock registered on the Corporation’s Form S-8 filed on February 28, 2008 (Commission File No. 333-149425) (the “Prior Registration Statement”) with respect to the Plan and the Solutia Inc. 2007 Non-Employee Director Stock Compensation Plan.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:  (i) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, (ii) the Registrant’s Current Reports on Form 8-K filed with the Commission on February 3, 2010, February 25, 2010, March 1, 2010, March 11, 2010 and March 23, 2010, in each case other than information furnished under Items 2.02 or 7.01 of Form 8-K and (iii) the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statements on Form 8-A filed on December 18, 2007 and July 27, 2009, as the same may be amended.

All documents that the Registrant later files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, before the Registrant files a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities that have not been sold, will be considered to be incorporated by reference and will be a part of this Registration Statement from the date the documents were filed.

Any statement contained in a document incorporated or considered to be incorporated by reference in this Registration Statement shall be considered to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any later filed document which also is incorporated or considered to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement that is modified or superseded shall not be considered, except as modified or superseded, to constitute a part of this Registration Statement.

Item 5.                Interests of Named Experts and Counsel.

The legality of the issuance of the Common Stock being registered has been passed upon for the Registrant by Miriam Rogers Singer, Corporate Secretary and Assistant General Counsel of the Registrant. Ms. Singer is regularly employed by the Registrant, participates in various employee benefit plans of the Registrant under which she may receive shares of Common Stock, restricted stock, restricted stock units, stock appreciation rights, options to purchase shares of Common Stock or other equity awards, and currently beneficially owns less than 1% of the outstanding shares of Common Stock.

Item 8.                Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of Solutia Inc. (incorporated by reference to Exhibit 3.1 to Solutia’s Form 8-K filed on March 4, 2008, File No. 001-13255).

4.2
Certificate of Designation, Preferences and Rights of Series A Preferred Stock. (incorporated by reference to Exhibit 3.1 to Solutia’s Current Report on Form 8-K filed on July 27, 2009, File No. 001-13255).

4.3	Amended and Restated Bylaws of Solutia Inc. (incorporated by reference to Exhibit 3.2 to Solutia’s Form 8-K filed on March 4, 2008, File No. 001-13255).

5.1	Opinion of Miriam Rogers Singer, Esquire, Corporate Secretary and Assistant General Counsel of the Registrant, regarding the legality of the shares being registered hereunder.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Miriam Rogers Singer, Esquire, Corporate Secretary and Assistant General Counsel of the Registrant (included in the Opinion filed as Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

99.1	Solutia Inc. 2007 Management Long-Term Incentive Plan As Amended and Restated Effective February 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on this 23 day of April, 2010.

SOLUTIA INC.
By: /s/Timothy J. Spihlman
Timothy J. Spihlman
Vice President and Controller (Principal Accounting Officer)

Each person whose signature appears below constitutes and appoints Paul J. Berra III and Miriam Rogers Singer and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Capacity	Date
/s/Jeffry N. Quinn Jeffry N. Quinn	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	April 21,2010
/s/James M. Sullivan James M. Sullivan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 21,2010
/s/Timothy J. Spihlman Timothy J. Spihlman	Vice President and Controller (Principal Accounting Officer)	April 21,2010

Signature	Capacity	Date

/s/William C. Rusnack William C. Rusnack	Director	April 21,2010
/s/Robert K. deVeer, Jr. Robert K. deVeer, Jr.	Director	April 21,2010
/s/James P. Heffernan James P. Heffernan	Director	April 21,2010
/s/W. Thomas Jagodinski W. Thomas Jagodinski	Director	April 21,2010
/s/ William T. Monahan William T. Monahan	Director	April 21,2010
/s/Robert A. Peiser Robert A. Peiser	Director	April 21,2010
/s/Gregory C. Smith Gregory C. Smith	Director	April 21,2010

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of Solutia Inc. (incorporated by reference to Exhibit 3.1 to Solutia’s Form 8-K filed on March 4, 2008, File No. 001-13255).

4.2
Certificate of Designation, Preferences and Rights of Series A Preferred Stock. (incorporated by reference to Exhibit 3.1 to Solutia’s Current Report on Form 8-K filed on July 27, 2009, File No. 001-13255).

4.3	Amended and Restated Bylaws of Solutia Inc. (incorporated by reference to Exhibit 3.2 to Solutia’s Form 8-K filed on March 4, 2008, File No. 001-13255).

5.1	Opinion of Miriam Rogers Singer, Esquire, Corporate Secretary and Assistant General Counsel of the Registrant, regarding the legality of the shares being registered hereunder.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Miriam Rogers Singer, Esquire, Corporate Secretary and Assistant General Counsel of the Registrant (included in the Opinion filed as Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

99.1	Solutia Inc. 2007 Management Long-Term Incentive Plan As Amended and Restated Effective February 16, 2010